Exhibit 10.5

Sandra J. Price
SVP Human Resources
Mailstop: KSOPHF0310
6200 Sprint Parkway
Overland Park, KS 66251

November 6, 2014

Mr. Bob Johnson
Mailstop: KSOPHF0319
6200 Sprint Parkway
Overland Park, KS 66251

RE:    Voluntary Resignation Benefit and Interim Living Allowance

Dear Bob:

As we have discussed, in consideration of your continued employment through December, 2017 and your waiver of any eligibility for a long-term incentive compensation award, if any, in 2017, you are eligible for the benefits as outlined in Section 9(b) of your Amended and Restated Employment Agreement dated December 31, 2008 should you choose to voluntarily resign your employment effective as of a date in January, 2018 with 30 days’ written notice to the Company. Additionally, you will receive up until your relocation of your residence to the Overland Park area, or any earlier termination of your employment, a tax-protected payment of $50,000 per year, payable monthly beginning November, 2014.

Sincerely,

/s/ Sandra Price
Agreed:

/s/ R L Johnson                11-12-14
Bob Johnson                    Date

C: Marcelo Claure